Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: April 23, 2025

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three-month period ended March 31, 2025.

Unaudited Financial Information

Net income for the quarter ended March 31, 2025 was $6.0 million, or $1.03 diluted earnings per share, compared to $5.1 million, or $0.88 diluted earnings per share, for the quarter ended March 31, 2024.  The $0.9 million, or 18%, increase in net income resulted primarily from a $2.1 million increase in net interest income coupled with a $0.4 million increase in non-interest income. This was partially offset by a $0.9 million increase in non-interest expense, a $0.4 million increase in the provision for income tax, and a $0.3 million increase in the provision for credit losses on loans.

“Highlights of our first quarter results include achieving total assets of $2.7 billion, along with strong net income primarily driven by accelerated loan and deposit growth and improvement in net interest margin,” said Dan Santaniello, President and CEO. “While we continue to closely monitor the external environment, our outlook for the year is positive, reflecting rigorous expense management, healthy credit metrics and ongoing successful execution of our strategic plan. I want to thank our bankers for their commitment and service. Their contributions are essential to our achievements, enabling us to serve our clients, shareholders, and community with exceptional experiences.”

Consolidated First Quarter Operating Results Overview

Net interest income was $17.0 million for the first quarter of 2025, a 14% increase over the $14.9 million earned for the first quarter of 2024.  The $2.1 million increase in net interest income resulted from the increase of $2.7 million in interest income primarily due to a $148.0 million increase in the average balance of interest-earning assets and a 21 basis point increase in fully-taxable equivalent ("FTE") yield. The loan portfolio had the most significant impact, producing a $2.5 million increase in FTE interest income from $116.4 million in higher quarterly average balances and an increase of 26 basis points in FTE loan yield. Slightly offsetting the higher interest income, there was a $0.6 million increase in interest expense due to a $124.3 million quarter-over-quarter increase in average interest-bearing liability balances. The increase was due to growth of $179.3 million in average interest-bearing deposit balances and a 6 basis point increase in the rates paid on interest-bearing deposits. This was partially offset by a decrease in interest expense on borrowings due to $53.9 million less in average short-term borrowings.

The FTE yield on interest-earning assets was 4.73% for the first quarter of 2025, an increase of 21 basis points from the 4.52% for the first quarter of 2024. The overall cost of interest-bearing liabilities was 2.49% for the first quarter of 2025, a decrease of 2 basis points from the 2.51% for the first quarter of 2024.  The cost of funds remained flat at 1.93% for both the first quarters of 2025 and 2024. The Company’s FTE (non-GAAP measurement) net interest spread was 2.24% for the first quarter of 2025, an increase of 23 basis points from the 2.01% recorded for the first quarter of 2024.  FTE net interest margin increased to 2.89% for the three months ended March 31, 2025 from 2.69% for the same period of 2024 due to the increase in the loan and lease portfolio coupled with the continued re-investment of cash flow into more effective interest-earning assets.

For the three months ended March 31, 2025, the provision for credit losses on loans was $455 thousand partially offset by a $85 thousand net benefit in the provision for unfunded commitments, compared to a $125 thousand provision for credit losses on loans and a $50 thousand net benefit in the provision for credit losses on unfunded loan commitments for the three months ended March 31, 2024. For the three months ended March 31, 2025, the increase in the provision for credit losses on loans compared to the prior year period was due to higher loan growth and higher net charge-offs. For the three months ended March 31, 2025, the higher net benefit for credit losses on unfunded commitments was due to a larger reduction in unfunded commitments during the quarter compared to the same period in 2024.

Total non-interest income increased $0.4 million, or 9%, to $5.0 million for the first quarter of 2025 compared to $4.6 million for the first quarter of 2024. The increase in non-interest income was primarily attributed to $0.2 million in wealth management fees and $0.1 million in interchange fees. During the first quarter of 2025, gains of $0.5 million on the sale of a commercial loan and $0.3 million from the sale of a property were offset by $0.8 million in losses recognized on the sale of securities.

Non-interest expenses increased $0.9 million, or 6%, for the first quarter of 2025 to $14.6 million from $13.7 million for the same quarter of 2024. Salaries and benefits expense increased $0.6 million due to an increase in bankers, group insurance costs, and banker incentives in the first quarter of 2025. Additionally, the Company saw an increase of $0.3 million in advertising and marketing expenses primarily due to an increase in Neighborhood Assistance Program donations from which the Company recognized $0.2 million in additional tax credits causing a corresponding decrease in PA shares tax expense.

The provision for income taxes increased $0.4 million during the three months ended March 31, 2025 compared to the same period in 2024 primarily due to a $1.3 million increase in income before taxes and $0.1 million less in tax credits.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets had a balance of $2.7 billion as of March 31, 2025, an increase of $126.7 million from December 31, 2024. The increase resulted from $127.8 million in growth in cash and cash equivalents during the three months ended March 31, 2025. The loans and leases portfolio increased $16.3 million during the same period of 2025. Asset growth was offset by a decrease of $16.7 million in the investment portfolio primarily due to the sale of $17.5 million in available-for-sale securities and $5.2 million in paydowns partially offset by $4.6 million in purchases of securities.

During the same time period, total liabilities increased $119.0 million, or 5%. Deposit growth of $116.6 million was utilized to fund loan growth and increase interest-bearing cash balances. For interest-bearing deposit accounts, the Company experienced increases of $54.1 million in money market deposits, $27.6 million in interest-bearing checking accounts, $7.9 million in time deposits, and $5.3 million in savings and clubs. The deposit growth is primarily driven by growth in existing account balances from the relationship strategy along with targeted direct marketing driving new client acquisitions and active management of promotional and retention rates. Additionally, the Company experienced an increase of $21.7 million in non-interest-bearing checking accounts. Also as of March 31, 2025, checking deposit balances remained at more than half of total deposits. As of March 31, 2025, the ratio of insured and collateralized deposits to total deposits was approximately 75%.

Shareholders’ equity increased $7.7 million, or 4%, to $211.7 million at March 31, 2025 from $204.0 million at December 31, 2024. The increase was caused by $3.7 million higher retained earnings from net income of $6.0 million plus a $3.6 million, after tax, improvement in accumulated other comprehensive income from lower net unrealized losses recorded on available-for-sale securities, partially offset by $2.3 million in cash dividends paid to shareholders. An additional $0.6 million was recorded from the issuance of common stock under the Company’s stock plans and stock-based compensation expense. At March 31, 2025, there were no credit losses on available-for-sale and held-to-maturity debt securities.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Company remains well capitalized with Tier 1 capital at 9.22% of total average assets as of March 31, 2025.  Total risk-based capital was 14.74% of risk-weighted assets and Tier 1 risk-based capital was 13.57% of risk-weighted assets as of March 31, 2025. Tangible book value per share was $33.16 at March 31, 2025 compared to $31.98 at December 31, 2024.  Tangible common equity was 7.11% of total assets at March 31, 2025 compared to 7.16% at December 31, 2024.

Asset Quality

Total non-performing assets were $6.1 million, or 0.23% of total assets, at March 31, 2025, compared to $7.8 million, or 0.30% of total assets, at December 31, 2024. Past due and non-accrual loans to total loans were 0.66% at March 31, 2025 compared to 0.71% at December 31, 2024. Net charge-offs to average total loans were 0.02% at March 31, 2025 compared to 0.03% at December 31, 2024.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and a full suite of personal and commercial banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 5,960 hours of volunteer time and over $1.3 million in donations to non-profit organizations directly within the markets served throughout 2024. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent ("FTE"), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2025 and 2024.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;
■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;
■	the effects of economic conditions of any other pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$211,195	$83,353
Investment securities	540,960	557,221
Restricted investments in bank stock	4,021	3,961
Loans and leases	1,817,509	1,800,856
Allowance for credit losses on loans	(20,017)	(19,666)
Premises and equipment, net	34,995	35,914
Life insurance cash surrender value	58,458	58,069
Goodwill and core deposit intangible	20,431	20,504
Other assets	43,758	44,404

Total assets	$2,711,310	$2,584,616

Liabilities
Non-interest-bearing deposits	$555,684	$533,935
Interest-bearing deposits	1,901,775	1,806,885
Total deposits	2,457,459	2,340,820
Short-term borrowings	10	-
Secured borrowings	6,190	6,266
Other liabilities	35,977	33,561
Total liabilities	2,499,636	2,380,647

Shareholders' equity	211,674	203,969

Total liabilities and shareholders' equity	$2,711,310	$2,584,616

Average Year-To-Date Balances:	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$97,384	$55,773
Investment securities	557,726	557,537
Restricted investments in bank stock	3,973	3,960
Loans and leases	1,813,040	1,741,349
Allowance for credit losses on loans	(20,019)	(19,391)
Premises and equipment, net	35,722	35,580
Life insurance cash surrender value	58,307	56,455
Goodwill and core deposit intangible	20,459	20,641
Other assets	43,177	41,755

Total assets	$2,609,769	$2,493,659

Liabilities
Non-interest-bearing deposits	$533,286	$527,825
Interest-bearing deposits	1,826,957	1,697,529
Total deposits	2,360,243	2,225,354
Short-term borrowings	22	32,446
Secured borrowings	6,226	6,830
Other liabilities	34,937	32,471
Total liabilities	2,401,428	2,297,101

Shareholders' equity	208,341	196,558

Total liabilities and shareholders' equity	$2,609,769	$2,493,659

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended
	Mar. 31, 2025	Mar. 31, 2024
Interest income
Loans and leases	$24,596	$22,133
Securities and other	3,712	3,492

Total interest income	28,308	25,625

Interest expense
Deposits	(11,187)	(9,941)
Borrowings and debt	(88)	(741)

Total interest expense	(11,275)	(10,682)

Net interest income	17,033	14,943

Provision for credit losses on loans	(455)	(125)
Net benefit for credit losses on unfunded loan commitments	85	50
Non-interest income	4,973	4,572
Non-interest expense	(14,554)	(13,689)

Income before income taxes	7,082	5,751

Provision for income taxes	(1,091)	(694)
Net income	$5,991	$5,057

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Interest income
Loans and leases	$24,596	$24,584	$24,036	$22,516	$22,133
Securities and other	3,712	3,475	3,263	3,523	3,492

Total interest income	28,308	28,059	27,299	26,039	25,625

Interest expense
Deposits	(11,187)	(11,468)	(11,297)	(10,459)	(9,941)
Borrowings and debt	(88)	(217)	(571)	(463)	(741)

Total interest expense	(11,275)	(11,685)	(11,868)	(10,922)	(10,682)

Net interest income	17,033	16,374	15,431	15,117	14,943

Provision for credit losses on loans	(455)	(250)	(675)	(275)	(125)
Net benefit (provision) for credit losses on unfunded loan commitments	85	85	(135)	(140)	50
Non-interest income	4,973	4,847	4,979	4,615	4,572
Non-interest expense	(14,554)	(14,395)	(13,840)	(13,616)	(13,689)

Income before income taxes	7,082	6,661	5,760	5,701	5,751

Provision for income taxes	(1,091)	(826)	(793)	(766)	(694)
Net income	$5,991	$5,835	$4,967	$4,935	$5,057

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Assets
Cash and cash equivalents	$211,195	$83,353	$120,169	$78,085	$72,733
Investment securities	540,960	557,221	559,819	552,495	559,016
Restricted investments in bank stock	4,021	3,961	3,944	3,968	3,959
Loans and leases	1,817,509	1,800,856	1,795,548	1,728,509	1,697,299
Allowance for credit losses on loans	(20,017)	(19,666)	(19,630)	(18,975)	(18,886)
Premises and equipment, net	34,995	35,914	36,057	35,808	34,899
Life insurance cash surrender value	58,458	58,069	57,672	57,278	54,921
Goodwill and core deposit intangible	20,431	20,504	20,576	20,649	20,728
Other assets	43,758	44,404	41,778	42,828	44,227

Total assets	$2,711,310	$2,584,616	$2,615,933	$2,500,645	$2,468,896

Liabilities
Non-interest-bearing deposits	$555,684	$533,935	$549,710	$527,572	$537,824
Interest-bearing deposits	1,901,775	1,806,885	1,792,796	1,641,558	1,678,172
Total deposits	2,457,459	2,340,820	2,342,506	2,169,130	2,215,996
Short-term borrowings	10	-	25,000	98,120	25,000
Secured borrowings	6,190	6,266	6,323	7,237	7,299
Other liabilities	35,977	33,561	34,843	30,466	28,966
Total liabilities	2,499,636	2,380,647	2,408,672	2,304,953	2,277,261

Shareholders' equity	211,674	203,969	207,261	195,692	191,635

Total liabilities and shareholders' equity	$2,711,310	$2,584,616	$2,615,933	$2,500,645	$2,468,896

Average Quarterly Balances:	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Assets
Cash and cash equivalents	$97,384	$67,882	$41,991	$58,351	$54,887
Investment securities	557,726	560,453	554,578	551,445	563,674
Restricted investments in bank stock	3,973	3,957	3,965	3,983	3,934
Loans and leases	1,813,040	1,797,023	1,763,254	1,707,598	1,696,669
Allowance for credit losses on loans	(20,019)	(20,050)	(19,323)	(19,171)	(19,013)
Premises and equipment, net	35,722	36,065	36,219	35,433	34,591
Life insurance cash surrender value	58,307	57,919	57,525	55,552	54,796
Goodwill and core deposit intangible	20,459	20,529	20,602	20,677	20,759
Other assets	43,177	41,454	41,734	42,960	40,871

Total assets	$2,609,769	$2,565,232	$2,500,545	$2,456,828	$2,451,168

Liabilities
Non-interest-bearing deposits	$533,286	$538,506	$522,827	$530,048	$519,856
Interest-bearing deposits	1,826,957	1,769,265	1,702,187	1,670,211	1,647,615
Total deposits	2,360,243	2,307,771	2,225,014	2,200,259	2,167,471
Short-term borrowings	22	10,326	37,220	28,477	53,952
Secured borrowings	6,226	6,297	6,429	7,269	7,335
Other liabilities	34,937	34,695	31,999	30,734	32,434
Total liabilities	2,401,428	2,359,089	2,300,662	2,266,739	2,261,192

Shareholders' equity	208,341	206,143	199,883	190,089	189,976

Total liabilities and shareholders' equity	$2,609,769	$2,565,232	$2,500,545	$2,456,828	$2,451,168

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Selected returns and financial ratios
Basic earnings per share	$1.04	$1.02	$0.87	$0.86	$0.88
Diluted earnings per share	$1.03	$1.01	$0.86	$0.86	$0.88
Dividends per share	$0.40	$0.40	$0.38	$0.38	$0.38
Yield on interest-earning assets (FTE)*	4.73%	4.68%	4.68%	4.58%	4.52%
Cost of interest-bearing liabilities	2.49%	2.60%	2.70%	2.58%	2.51%
Cost of funds	1.93%	2.00%	2.08%	1.96%	1.93%
Net interest spread (FTE)*	2.24%	2.08%	1.98%	2.00%	2.01%
Net interest margin (FTE)*	2.89%	2.78%	2.70%	2.71%	2.69%
Return on average assets	0.93%	0.90%	0.79%	0.81%	0.83%
Pre-provision net revenue to average assets*	1.16%	1.06%	1.05%	1.00%	0.96%
Return on average equity	11.66%	11.26%	9.89%	10.44%	10.71%
Return on average tangible equity*	12.93%	12.50%	11.02%	11.72%	12.02%
Efficiency ratio (FTE)*	61.67%	65.48%	65.33%	66.47%	67.56%
Expense ratio	1.37%	1.48%	1.41%	1.47%	1.50%

Other financial data	At period end:
(dollars in thousands except per share data)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Assets under management	$955,647	$921,994	$942,190	$906,861	$900,964
Book value per share	$36.70	$35.56	$36.13	$34.12	$33.41
Tangible book value per share*	$33.16	$31.98	$32.55	$30.52	$29.80
Equity to assets	7.81%	7.89%	7.92%	7.83%	7.76%
Tangible common equity ratio*	7.11%	7.16%	7.19%	7.06%	6.98%
Allowance for credit losses on loans to:
Total loans	1.10%	1.09%	1.09%	1.10%	1.11%
Non-accrual loans	3.36x	2.68x	2.77x	2.75x	5.31x
Non-accrual loans to total loans	0.33%	0.41%	0.39%	0.40%	0.21%
Non-performing assets to total assets	0.23%	0.30%	0.29%	0.28%	0.15%
Net charge-offs to average total loans	0.02%	0.03%	0.02%	0.03%	0.01%

Capital Adequacy Ratios
Total risk-based capital ratio	14.74%	14.78%	14.56%	14.69%	14.68%
Common equity tier 1 risk-based capital ratio	13.57%	13.60%	13.38%	13.52%	13.47%
Tier 1 risk-based capital ratio	13.57%	13.60%	13.38%	13.52%	13.47%
Leverage ratio	9.22%	9.22%	9.30%	9.30%	9.15%

* Non-GAAP Financial Measures - see reconciliations below

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
FTE net interest income (non-GAAP)
Interest income (GAAP)	$28,308	$28,059	$27,299	$26,039	$25,625
Adjustment to FTE	771	764	775	751	747
Interest income adjusted to FTE (non-GAAP)	29,079	28,823	28,074	26,790	26,372
Interest expense (GAAP)	11,275	11,685	11,868	10,922	10,682
Net interest income adjusted to FTE (non-GAAP)	$17,804	17,138	16,206	$15,868	15,690

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$14,554	$14,395	$13,840	$13,616	$13,689

Net interest income (GAAP)	17,033	16,374	15,431	15,117	14,943
Plus: taxable equivalent adjustment	771	764	775	751	747
Non-interest income (GAAP)	4,973	4,847	4,979	4,615	4,572
(Loss) gain on sales of securities	(822)	-	-	-	-
Net interest income (FTE) plus adjusted non-interest income (non-GAAP)	$23,599	$21,985	$21,185	$20,483	$20,262
Efficiency ratio (non-GAAP) (1)	61.67%	65.47%	65.33%	66.48%	67.56%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest income.

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,711,310	$2,584,616	$2,615,933	$2,500,645	$2,468,896
Less: Intangible assets, primarily goodwill	(20,431)	(20,504)	(20,576)	(20,649)	(20,728)
Tangible assets	2,690,879	2,564,112	2,595,357	2,479,996	2,448,168
Total shareholders' equity (GAAP)	211,674	203,969	207,261	195,692	191,635
Less: Intangible assets, primarily goodwill	(20,431)	(20,504)	(20,576)	(20,649)	(20,728)
Tangible common equity	191,243	183,465	186,685	175,043	170,907

Common shares outstanding, end of period	5,767,500	5,736,252	5,736,025	5,735,728	5,735,732
Tangible Common Book Value per Share	$33.16	$31.98	$32.55	$30.52	$29.80
Tangible Common Equity Ratio	7.11%	7.16%	7.19%	7.06%	6.98%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$7,082	$6,661	$5,760	$5,701	$5,751
Plus: Provision for credit losses	370	165	810	415	75
Total pre-provision net revenue (non-GAAP)	7,452	6,826	6,570	6,116	5,826
Total (annualized) (non-GAAP)	$30,220	$27,157	$26,423	$24,600	$23,432

Average assets	$2,609,769	$2,565,232	$2,500,545	$2,456,828	$2,451,168
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.16%	1.06%	1.05%	1.00%	0.96%